Exhibit 10.2 (b)


                 AMENDMENT NO. 9 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 9 to Loan and Security Agreement (this "Amendment") is entered into as of this 30th day of May, 1997, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), and (GENERAL TEXTILES, a California corporation ("Borrower").

                                  WITNESSETH:

WHEREAS, Borrower and (Greyhound Financial Capital Corporation, an Oregon corporation, predecessor by merger and name change to Lender, entered into a Loan and Security Agreement dated as of October 14, 1993, as amended by (i) an Amendment No.1 to Loan and Security Agreement dated as of July 11, 1994, (ii) an Amendment No. 2 to Loan and Security Agreement dated as of March 31, 1995, (iii) an Amendment No.3 to Loan and Security Agreement dated as of July 27, 1995, (iv) an Amendment No.4 to Loan and Security Agreement dated as of November IC), 1995,
(v) an Amendment No.5 to Loan and Security  Agreement dated as of April 18,1996,
(vi) an Amendment No.6 to Loan and Security Agreement dated as of July 10, 1996,
(vii) an Amendment No.7 to Loan and Security Agreement dated as of December 31, 1996, (viii) a Letter Agreement dated January 10,1997 with respect to the establishment of certain letters of credit and (ix) an Amendment No.8 to the Loan and Security Agreement and Waiver dated April23, 1997 (as so amended, the "Loan Agreement"), that evidences a loan from Lender to Borrower; and

     WHEREAS. Borrower has asked Lender to modify the Loan Agreement in accordance with the terms of, and subject to the conditions contained in, this Amendment and Lender is willing so to amend the Loan Agreement, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

     1. Definitions. Unless otherwise defined in this Amendment. all capitalized terms used herein which are defined in the Loan Agreement have the same meaning as set forth in the Loan Agreement.

2.  Loan Agreement.  The Loan Agreement is modified as follows:

2.1. Section 1(A) is hereby amended by adding or substituting, as the case may be, the following definitions:

"'Advance Rate' means an amount equal to sixty-five percent (65.0%).


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"'Availability'  means the positive  difference obtained by subtracting from (a)
the then maximum amount available for borrowing under the Inventory Loans, (b) the sum of the aggregate outstanding and unpaid balances of all Inventory Loans, the Capex Loan, the Term Loan and the Additional Term Loan and any reserves that Lender is entitled to establish pursuant to the Loan Agreement."

"'Default' means an event that, with the giving of notice or passage of time, or both, would constitute an Event of Default."

"'EBITDA' means for any fiscal period of Person means the net income of such Person for such fiscal period, plus interest expense, depreciation, amortization and other non-cash expense and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with generally accepted accounting principles, consistently applied."

"Inventory Loans Cap' has the meaning given to it in Paragraph 23."

"'Letter Agreement' that certain Letter Agreement between Borrower and lender dated January 10, 1997, as amended

"'L/C Fee' has the meaning given to it in the Letter Agreement."

"'Letters of Credit' has the meaning given to it in the Letter of Agreement."

     "'Ninth Amendment' means that certain Amendment No. 9 to Loan and Security Agreement between Lender and Borrower dated as of May 30, 1997."

"'Ninth Amendment Effective Date' means June 2, 1997, the date upon which the Ninth Amendment became effective pursuant to the terms and upon the conditions thereof."

"'Term Loan D' means the term loan made by Lender to Borrower in the amount of $5,000,000 pursuant to the terms of the Ninth Amendment."

"'Term Note D' means the promissory note of Borrower made payable to Lender to evidence Term Loan D, in form and substance satisfactory to Lender, repayable in accordance with the terms set forth therein and in this Amendment."

"'6.35MM Debt' means the Borrower's Indebtedness to Guarantor, in the original principal amount not to exceed $6,350,000, evidenced by the Borrower's promissory note payable to Guarantor's order, and subordinated to the Borrower's Indebtedness to Lender pursuant to a Subordination and Standstill Agreement by and between Lender and Guarantor dated May 30, 1997."

2.2. Paragraph 2(A) is hereby amended in its entirety to read as follows:

"2(A) Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed Forty Million Dollars ($40,000,000) (the 'Total Facility'), subject to deduction of reserves as Lender deems proper from time to time in exercise of its reasonable credit judgment, which reserves may include, upon and during the continuance of an Event of Default, accrued interest and other reserves as Lender deems proper." The foregoing notwithstanding, in the event based upon the results of Lender's audit, Lender concludes that Borrower's existing Inventory Shrinkage Reserve is inadequate, Lender shall have the right to increase the amount of Inventory Shrinkage Reserve in such amount as Lender, in its sole discretion, deems appropriate.

2.3. Paragraph 2(B) is hereby amended in its entirety to read as follows:

"2(B) Loans. Advances of the Total Facility shall be comprised of the following:

 (i) Inventory Loans. A revolving line of credit consisting of loans against Borrower's Eligible Inventory ('Inventory Loans') in an aggregate outstanding principal amount not to exceed the lesser of:

 (a) the sum of (1) the amount obtained when the Advance Rate is multiplied by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis (and after reserving for Inventory shrinkage in amounts determined by Lender from time to time in its sole discretion) minus (2) the aggregate face amount of all outstanding Letters of Credit; or

 (b) Thirty-Five Million Dollars ($35,000,000) minus the sum of the aggregate outstanding balances of (A) the Capex Note, (B) the Term Note and (C) the Additional Term Note.

 (ii) Capital Expenditure Line. The Capital Expenditure Line in such amounts and on such terms as are set forth in the Second Amendment and in the Capex Note.

 (iii) Term Loan. The Term Loan on such terms as are set forth in the Fifth Amendment and in the Term Note.

 (iv) Additional Term Loan. The Additional term loan on such terms as are set forth in The Sixth Amendment and in the Additional Term Note.

 (V) Term Loan D. Term Loan D on such terms as are set forth in the Ninth Amendment and in Term Note D."

2.4. Paragraph 2 is hereby amended to add a new Paragraph 2(K), to read in its entirety as follows:

"2(K) Term Loan D. Upon satisfaction of each condition precedent contained in the Ninth Amendment, Lender shall make Term Loan D to Borrower. Lender shall advance Term Loan D in a single advance credited to Borrower. Term Loan D shall be evidenced by, and repaid in accordance with, Term Note D."

2.5 Paragraph 3(A) is hereby amended in its entirety to read as follows:

"3(A) Interest. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a per annum rate of three-quarters of one percent (0.750%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"); provided, however, that the outstanding and unpaid principal balance of each of the Capex Note, the Term Note, the Additional Term Note and Term Loan D shall accrue interest at the per annum rate respectively provided therein. The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month hereafter at its address set forth in Exhibit B of the Original Agreement

2.6. Paragraph 3(D) providing for quarterly collateral monitoring fees, is hereby deleted in its entirety effective on the Ninth Amendment Effective Date and any collateral monitoring fees due for the period prior thereto shall be prorated as of that date.

     2.7. Paragraph 5(B) shall be amended with the addition of the following provision;

From time to time, Borrower shall furnish to Lender, within forty-five (45) days of Lender's written request, a current appraisal of Borrower's

Inventory valuing the Inventory at the lower of costs or market on a first-in first-out basis and prepared by an appraiser satisfactory to Lender in its sole discretion. Lender shall have the right to reduce the Advance Rate to a percentage acceptable to Lender in the event Lender, in the exercise of its sole judgment, is not satisfied with the results of the foregoing inventory appraisal.

2.8. Each of the financial covenants set forth in Paragraph 14(0) and Paragraph 14(P) is hereby amended in part to provide that, for the purposes of calculating such covenant, "Net Worth" shall be increased by, and "indebtedness" shall be decreased by, the unpaid and outstanding principal balance of the 6.35MM Debt at date of calculation of such covenant.

2.9. Paragraph 15(I) is hereby amended in its entirety to read as follows:

"15(I) Capital Expenditures. Make or incur any Capital Expenditure except to the extent set forth in this paragraph. Borrower shall be permitted to make or incur Capital Expenditures during each fiscal year of Borrower in an aggregate amount not in excess of the sum of Five Million Dollars ($5,000,000); provided that all Capital Expenditures are made from (A) the proceeds of capital contributions made by Guarantor to Borrower, (B) the proceeds of Permitted Guarantor Indebtedness or (C) the proceeds of Permitted Equipment Indebtedness or (D) working capital representing the proceeds of an advance of the Inventory Loans or Term Loan D; provided further, that before the aggregate amount of Capital Expenditures incurred by Borrower and by Factory 2-U during any fiscal year of Borrower exceeds the amount of Three Million Dollars ($3,000,000), Borrower shall establish Availability of not less than Seven Hundred Thousand Dollars ($700,000) and shall maintain such Availability for remaining portion of such fiscal year. The Availability required to be maintained by Borrower pursuant to this paragraph shall be in addition to any required Availability which Borrower must establish and maintain pursuant to other provisions of the Loan Documents.

2.10. The following negative covenants are hereby added to Section 15:

"Payments to Berkeley Capital. Any payments negotiated to be made by Borrower with respect to obligations owed to or on account of Berkeley Capital Corporation are subject to Lender's written consent, which may be withheld at Lender's sole discretion, and are further subject to the condition that, after having made such payment, Borrower shall have Availability of at least One Million Dollars ($1,000,000). The Availability required to be maintained by Borrower pursuant to this paragraph shall be in addition to any required Availability which Borrower must establish and maintain pursuant to other provisions of the Loan Documents.

6.35MM Debt. Borrower shall not make any payment with respect to or on account of the 6.35MM Debt while a Default or an Event of Default exists or if a Default or an Event of Default would exist after giving effect to such payment."

In addition, Section 15(k)(iii) of the Loan Agreement is hereby amended in part to provided that the 6.35M.M Debt shall be considered "other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials."

2.11. Section 17(A) of the Loan Agreement is hereby amended in its entirety to read as follows:

"17(A) Term. The initial term of this Agreement shall end on November 10, 1999 (the Initial Term') and shall be automatically renewed at the discretion of Lender for successive periods of one (1) year each (each, a 'Renewal Term'), unless earlier terminated as provided herein. The foregoing notwithstanding, this Agreement shall terminate and the Obligations shall be due and payable in full upon a termination by Factory 2-U or Lender of the Factory 2-U Loan Agreement."

2.12. Section 17(D) of the Loan Agreement is hereby amended in its entirety to read as follows:

"17(D) Early Termination: Termination Fee. In addition to the procedures set forth in Paragraph 17(A), Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice and prepay the Obligations. Upon any such early termination by Borrower, any termination of this Agreement by Lender upon the occurrence of an Event of Default or any termination of this Agreement as a result of a termination of the Factory 2-U Loan Agreement, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee ("Termination Fee") in an amount equal to Thirty Thousand Dollars ($30,000.00) multiplied by the number of full or partial calendar months between the effective date of such termination and November 10, 1998. The Termination Fee shall be presumed to be the amount of damages sustained by Lender as a result of the early termination, and Borrower agrees that because it is difficult to calculate such damages, the Termination Fee provided for herein is reasonable under the circumstances. Borrower shall be entitled to a credit against the Termination Fee for any termination fees paid to Lender by Factory 2-U under the Factory 2-U Loan Agreement."

2.13. Paragraph 17 of the Loan Agreement is hereby amended to add a new Paragraph 17(G), to read in its entirety as follows:

"(0) Term Loan D. Borrower may voluntarily prepay that portion of the Obligations evidenced by Term Note D at any time, in whole or in part, without premium or penalty; provided, however, any such funds received from Borrower shall be applied first to any Obligations then due and payable, second, to all sums other than principal and interest than due and payable in respect of the Term Loan D, third to interest due on Term Loan D and fourth, the balance to reduction of the principal balance of Term Loan D."

2.14. Paragraph 23 of the Addendum to the Loan Agreement is hereby amended in its entirety to read as follows:

"23. Unused Line Fee. To the extent that the average daily unpaid balance of the Inventory Loans does not equal $24,500,000 (the 'Inventory Loans Cap'), then Borrower shall pay to Lender a fee (the 'Unused Line Fee') at a rate equal to one-quarter of one percent (O.250%) per annum on the amount by which the Inventory Loans Cap exceeds such sum. Such fee shall be payable to Lender in arrears on the first Business Day of each fiscal quarter of Borrower and shall be deemed fully earned at the time such fee accrues."

2.l5. The Special Purpose line is hereby terminated.

2.16 As an additional covenant under the Loan Agreement, Borrower shall use its best efforts to obtain Landlord Consents from the lessors of each of the locations in which Inventory or Equipment is located, in a form acceptable to Lender.

2.17. All references in the Loan Agreement to the "Obligations" shall be deemed to include, in addition to the Inventory Loans, the Capital Expenditure Line, the Term Loan, the Additional Term Loan and the Overlines, all obligations of Borrower to Lender in respect of Indebtedness arising under Term Loan D or evidenced by Term Note D; all references to the "Total Facility" shall be deemed to include the Inventory Loans, the Capital Expenditure Line, the Term Loan, the Additional Term Loan, Term Loan D and the Overlines; all references to the "Loan Documents" shall be deemed to refer to any such Loan Document as the same may be amended as of the Ninth Amendment Effective Date, or as the same may subsequently be modified, amended, renewed or restated, and shall specifically include Term Note D. All references in the Loan Documents to the "Note" or the "Notes" shall be deemed to include Term Note D.

3. Fees. In consideration of Lender's agreement to enter into this Amendment and to the modification to the Loan Documents described herein, Borrower agrees to pay the following fees on or before the Ninth Amendment Effective Date:

 (a) $75,000 in consideration of Lender's willingness to extend the Term Loan D (the Term Loan D Fee"); and

 (b) $75,200 (i.e. 2/3 of $112,800) in consideration of Lender's agreement to increase the amount of Borrower's line of credit for Inventory Loans (the "Line Increase Fee"; and, together with the Term Loan D Fee, the "Fees"), of which the amount of

$37,500 (i.e., 2/3 of $56,250) has been previously paid by Borrower to Lender and is hereby credited against the amount of the Line Increase Fee.

Borrower and Lender acknowledge that Lender ray withhold the Fees from the proceeds of the Total Facility, to the extent such Fees are not paid prior to disbursement thereof.

4. Subordination Agreement. Borrower is a party to that certain Standstill and Subordination Agreement dated November 10, 1995, Factory 2-U and Lender (the "GT Subordination Agreement"). Borrower hereby acknowledge that the GT Subordination Agreement shall remain in full force and effect notwithstanding the making of Amendment No. 6 to the Factory 2-U Loan Agreement and notwithstanding the making of any previous amendments thereto. Borrower restates and confirms each of Borrower's representations and warranties set forth the GT Subordination Agreement as if made on the date hereof.

5. Conditions Precedent. This Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender prior to June 1, 1997:

 (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be property completed, executed and otherwise satisfactory to Lender:

 (i) This Amendment;

 (ii) Term Note D;

 (iii) Consent of Guarantor in the form attached hereto;

 (iv)  Such   acknowledgments   and   reaffirmations   of  the  Affiliate   Debt
Subordination Agreement as Lender shall require;

     (v) Such acknowledgments and reaffirmations of the Intercreditor Agreement as Lender shall require;

     (vi) Such acknowledgments and reaffirmations of the Subordination Agreement as Lender shall require;

 (vii) Any other consents deemed necessary by Lender;

 (viii)  A  corporate   resolution  of  Borrower   approving  the   transactions
contemplated hereby to which it is a party;

 (ix)  A  corporate   resolution  of  Guarantor   approving   the   transactions
contemplated hereby to which it is a party;

     (x) A Subordination and Standstill Agreement of Guarantor with respect to the 6.35MM Debt; and

 (xi) Such other items as Lender may require.

 (b) As a condition precedent to Lender's obligation to make Term Loan D, Lender shall have reached agreement acceptable to Lender in its sole discretion with another financial institution to participate in not less than forty-five percent (45%) of Term Loan D.

 (c) Lender and Factory 2EU shall have executed an Amendment No.6 to the Factory 2-U Loan Agreement and each condition to the effectiveness thereof shall have been satisfied other than the execution of this Amendment.

 (d) If requested by Lender, in its sole discretion, Borrower shall, at its expense, cause a "Phase I" environmental audit to be conducted on any or all of its distribution centers or retail stores. Such audit(s) shall include, at Lender's sole discretion, core samplings and/or borings if such further investigation is indicated by the results of the applicable Phase I audit. Such audit(s) shall be conducted by an environmental engineer acceptable to Lender in its sole discretion and the standards for conducting, form of reporting and results of any and all such audits must be acceptable to Lender in its sole discretion.

 (e) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

 (f) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

 (g) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of; closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment,

 (h) Borrower shall have paid the Fees (provided, however, that the Term Loan D Fee shall be due and payable by Borrower only in the event Lender is obligated to make Term Loan D).

 (i) There has occurred no material adverse change in the business, operations, profits or prospects of Borrower or on the condition of Borrower's assets from and after February 2,1997.

6. Landlord's Consent. Borrower shall use its best efforts to obtain a Landlord's Consent from the lessor of Borrower's warehouse facility on Ruffin Road in San Diego, California, in a form acceptable to Lender.

7. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

8. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to tile Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

9. Reaffirmation of Warranties Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

            10. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

11. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

12. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

13. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

14. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

15. Counterparts. This Amendment may be executed In any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


FINOVA CAPI TAL CORPORATION, a Delaware corporation, successor- by- merger to Greyhound Financial Capital Corporation, an Oregon corporation

By:
Name:  Pete Martinez
Title:     Vice President


GENERAL TEXTILES, a California corporation

By:
Name:  William W. Mowbray
Title:     President and Chief Executive Officer

Attached are the revised pages 5 and 5A to the Amendment No. 9 to Loan and Security Agreement. These changed pages insert a new Section 2.8(A) into the Ninth Amendment. If these changes are acceptable, please have Bill Mowbray sign on the signature block set forth below, fax one copy to Ron Golberg and fax one copy to Pete Martinez.

Insertion of attached pages 5 and 5A into Ninth Amendment hereby agreed to and approved by:

GENERAL TEXTILES, a California Corporation

By:       /s/
Name: William W. Mowbray
Title:    President and Chief Executive Officer

Inventory valuing the Inventory at the lower of costs or market on a first-in first-out basis and prepared by an appraiser satisfactory to Lender in its sole discretion. Lender shall have the right to reduce the Advance Rate to a percentage acceptable to Lender in the event Lender, in the exercise of its sole judgment, is not satisfied with the results of the foregoing inventory appraisal.

2.8 Each of the financial covenants set forth in Paragraph 14(O) and Paragraph 14(P) is hereby amended in part to provide that, for the purposes of calculating such covenant, "Net Worth" shall be increased by, and "Indebtedness" shall be decreased by, the unpaid and outstanding principal balance of the 6.35MM Debt at date of calculation of such covenant.

2.8A Paragraph 14(Q) of the Loan Agreement, set forth In Section 2.2 of the Seventh Amendment, is hereby amended in its entirety to read as follows:

"(Q) Merger or Acquisition. No later than one hundred and twenty (120) days following Borrower's retiring in full all bankruptcy debt of Borrower held by a creditor other than Guarantor or any other Affiliate, Borrower shall have merged with Factory 2-U, or have acquired all of the outstanding capital stock of Factory 2-U, in either case on standard commercially reasonable terms and conditions, comparable to those of an arm's-length transaction between unaffiliated entities and accompanied by a valuation opinion satisfactory to Lender in the exercise of its reasonable business judgment, prepared by an accounting or investment firm acceptable to Lender. For the purposes of this Paragraph 14(Q), 'bankruptcy debt of Borrower' means the New Subordinated Notes, the Subordinated Reorganization Notes and the Junior Subordinated Reorganization Notes."

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2.9. Paragraph 15(I) is hereby amended in its entirety to read as follows:

15(I) Capital Expenditures. Make or incur any Capital Expenditure except to the extent set forth in this paragraph. Borrower shall be permitted to make or incur Capital Expenditures during each fiscal year of Borrower in an aggregate amount not in excess of the sum of Five Million Dollars ($5,000,000); provided that all Capital Expenditures are made from (A) the proceeds of capital contributions made by Guarantor to Borrower, (B) the proceeds of Permitted Guarantor Indebtedness or (C) the proceeds of Permitted Equipment Indebtedness or (D) working capital representing the proceeds of an advance of the Inventory Loans or Term Loan D; provided further, that before the aggregate amount of Capital Expenditures incurred by Borrower and by Factory 2-U during any fiscal year of Borrower exceeds the amount of Three Million Dollars ($3,000,000), Borrower shall establish Availability of not less than Seven Hundred Thousand Dollars ($700,000) and shall maintain such Availability for remaining portion of such fiscal year. The Availability required to be maintained by Borrower pursuant to this paragraph shall be in addition to any required Availability which Borrower must establish and maintain pursuant to other provisions of the Loan Documents.

2.1O. The following negative covenants are hereby added to Section 15:

"Payments to Berkeley Capital. Any payments negotiated to be made by Borrower with respect to obligations owed to or on account of Berkeley Capital Corporation are subject to Lender's written consent, which may be withheld at Lender's sole discretion, and are further subject to the condition that, after having made such payment, Borrower shall have Availability of at Ieast One Million Dollars ($1,000,000). The Availability required to be maintained by Borrower pursuant to this paragraph shall be in addition to any required Availability which Borrower must establish and maintain pursuant to other provisions of the Loan Documents.

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


                             CONSENT OF GUARANTOR

The  undersigned  ("Guarantor")  hereby executes this Consent for the purpose of
(i) evidencing Guarantor's consent to the execution and performance of Amendment No. 9 to Loan and Security Agreement (the "Ninth Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrowers Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Ninth Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Ninth Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

Guarantor agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 30th day of May, 1997.

FAMILY BARGAIN CORPORATION

By:        /s/
Name:  William W. Mowbray
Title:     President and Chief Executive Officer